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                                                                      EXHIBIT 15

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
COTTON STATES LIFE INSURANCE COMPANY:

We are aware of the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-30696, 333-00793, 333-00795, 333-110738 and 033-30696) of
Cotton States Life Insurance Company of our report dated April 27, 2004 relating to the unaudited condensed consolidated interim financial statements of Cotton States Life Insurance Company that are included in its Form 10-Q for the quarter ended March 31, 2004.

                                                       /s/ Ernst & Young LLP

Atlanta, Georgia
April 27, 2004